Exhibit 23.1

Deloitte Accountants B.V.

Flight Forum 1

5657 DA Eindhoven

P.O.Box 782

5600 AT Eindhoven

Netherlands

Tel: +31 (0)88 288 2888

Fax: +31 (0)88 288 9843

www.deloitte.nl

ASML Holding N.V.

De Run 6501 5504 DR VELDHOVEN

Date April 13, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of ASML Holding N.V. and the effectiveness of ASML Holding N.V.’s internal control over financial reporting dated February 10, 2015, appearing in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2014.

/s/ Deloitte Accountants B.V

Deloitte Accountants B.V.